Exhibit 99.1

ENERGY TRANSFER EQUITY, L.P. AND ENERGY TRANSFER PARTNERS, L.P.

COMPLETE MERGER, SIMPLIFY STRUCTURE

Energy Transfer Equity now called Energy Transfer LP and trading under NYSE ticker “ET”

DALLAS—October 19, 2018—Energy Transfer Equity, L.P. (“ETE”) and Energy Transfer Partners, L.P. (“ETP”) today announced the completion of their previously announced merger of ETE with ETP. At the effective time of the merger, each ETP common unit converted into the right to receive 1.28 ETE common units. Based on the ETP units outstanding, ETE issued approximately 1.46 billion ETE common units to ETP unitholders.

As part of the merger, ETE changed its name to “Energy Transfer LP” and its common units will begin trading on the New York Stock Exchange (“NYSE”) under the “ET” ticker symbol at the opening of the market today.

In addition, ETP changed its name to “Energy Transfer Operating, L.P.” and its common units ceased trading on the NYSE effective with the opening of the market today. ETP’s Series C preferred units and Series D preferred units will continue to be listed on the NYSE under the symbols “ETPprC” and “ETPprD”, respectively.

About the Partnerships

Energy Transfer LP (NYSE: ET) owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with a strategic footprint in all of the major domestic production basins. ET is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets. ET, through its ownership of Energy Transfer Operating, L.P., also owns Lake Charles LNG Company, as well as the general partner interests, the incentive distribution rights and 28.5 million common units of Sunoco LP (NYSE: SUN), and the general partner interests and 39.7 million common units of USA Compression Partners, LP (NYSE: USAC). For more information, visit the Energy Transfer website at www.energytransfer.com.

Energy Transfer Operating, L.P. owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins, its core operations include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets. Energy Transfer Operating, L.P.’s general partner is owned by Energy Transfer LP (NYSE: ET). For more information, visit the Energy Transfer website at www.energytransfer.com.

Forward-Looking Statements

This press release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,”

“may” or similar expressions help identify forward-looking statements. ET and Energy Transfer Operating, L.P. cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the benefits contemplated by the merger may not be realized. Additional risks include: the potential impact of the consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue, DCF and EBITDA growth, and volatility in the price of oil, natural gas, and natural gas liquids. Actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by ET and Energy Transfer Operating, L.P. with the Securities and Exchange Commission (the “SEC”), which are available to the public. ET and Energy Transfer Operating, L.P. undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information contained in this press release is available on our website at www.energytransfer.com.

Contacts

Investor Relations:

Bill Baerg

Lyndsay Hannah

Brent Ratliff

214-981-0795

Media Relations:

Vicki Granado

214-840-5820

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